UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Chelsea TherapEUtics International, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2013, Chelsea Therapeutics International, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC (“JMP Securities”), as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with a registered underwritten public offering of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 6,666,667 shares of Common Stock at a public offering price of $3.00 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,000,000 shares of Common Stock to cover over-allotments, if any.

The net proceeds to the Company from this offering, excluding any proceeds that the Company may receive from the exercise of the over-allotment option, are expected to be approximately $18.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about November 18, 2013, subject to customary closing conditions.

The shares of Common Stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-179183) (the “Registration Statement”) filed with and declared effective by the Securities and Exchange Commission (the “Commission”), including the prospectus supplement filed by the Company with the Commission, dated November 13, 2013 (the “Prospectus Supplement”), to the prospectus contained in the Registration Statement dated February 9, 2012.

Pursuant to the terms of the Underwriting Agreement, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after November 13, 2013 without first obtaining the written consent of JMP Securities on behalf of the underwriters, subject to certain exceptions as described in the Prospectus Supplement.

The parties have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Morgan, Lewis & Bockius LLP relating to the validity of the shares of Common Stock that may be sold in the Offering.

The Company issued press releases on November 12, 2013 and November 13, 2013 announcing the commencement of the offering and the pricing of the offering, respectively, copies of which are attached as Exhibits 99.1 and 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2013, between Chelsea Therapeutics International, Ltd. and JMP Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

99.1	Press release dated November 12, 2013.

99.2	Press release dated November 13, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle
J. Nick Riehle
Chief Financial Officer

Dated: November 15, 2013

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2013, between Chelsea Therapeutics International, Ltd. and JMP Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

99.1	Press release dated November 12, 2013.

99.2	Press release dated November 13, 2013.